Exhibit 16(a)




                                  ARMADA FUNDS

                            CERTIFICATE OF SECRETARY


        The following resolutions were duly adopted by the Board of Trustees of Armada Funds on November 20, 2003 and remain in effect on the date hereof:

        FURTHER RESOLVED, that the trustees and officers of Armada who may be required to execute such Registration Statement on Form N-14 (and any amendments thereto), and each of them, hereby appoint Herbert R. Martens and W. Bruce
McConnel, and each of them, their true and lawful attorney, or attorneys, to execute in their name, place and stead, in their capacity as director or officer, or both, of Armada, the Registration Statement on Form N-14, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC and either of said attorneys and shall have full power of substitution and re-substitution; and either of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said trustees or officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said trustees or officers, or any or all of them, might or could do in person, said acts of said attorneys, or either of them, being hereby ratified and approved.



                                  ARMADA FUNDS


                                  By:  /s/ W. BRUCE MCCONNEL
                                       ------------------------
                                       W. Bruce McConnel
                                       Secretary


Dated:  July 6, 2004